Exhibit 5.1 and Exhibit 23.1.2

                                February 7, 2003

Board of Directors
Alternative Technology Resources, Inc.
629 J Street
Sacramento, CA  95814

         Re:      10,028,809 Shares of Common Stock
                  Registration Statement on Form S-1

Gentlemen:

     We act as counsel to Alternative Technology Resources, Inc. (the "Company"), a Delaware corporation, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 10,028,809 shares of the Company's Common Stock (the "Shares"), of which 6,404,315 shares are outstanding and up to 3,624,494 shares may be issued upon the conversion of a Convertible Note and exercise of outstanding warrants as further described in a Registration Statement on From S-1 (Commission File No. 333-101299) filed with the Commission under the Securities Act on February 7, 2003 (the "Registration Statement").

     For the purpose of rendering this opinion, we examined originals or photostatic copies of such documents as we deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Shares will be offered in the manner and on the terms identified or referred to in the prospectus, including all amendments thereto.

     Our opinion is limited solely to matters set forth herein. We express no opinion as to the laws of any other jurisdiction other than the laws of the State of Delaware and the United States.

     Based upon and subject to the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the prospectus which is part thereof (the "Prospectus"), and the Prospectus delivery procedures with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, and (ii) all offers and sales of the Shares have been and will be made in compliance with the securities laws of the states, having jurisdiction thereof, we are of the opinion that the Shares offered by the Selling Shareholders have been, and the Shares to be issued upon the conversion of the Convertible Note and exercise of outstanding warrants in accordance with the terms and for the consideration therein will be, validly issued, fully paid, and non-assessable.

     We hereby consent to the use of our opinion as an exhibit to the Registration Statement.

                                         Sincerely yours,

                                         /s/ BARTEL ENG & SCHRODER

                                         BARTEL ENG & SCHRODER